UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

---------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 29, 2005

CAPITAL CORP OF THE WEST
(Exact Name of Registrant as Specified in Charter)

California	0-27384	77-0147763
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

550 West Main Street, Merced, California 95340
(Address of Principal Executive Offices) (Zip Code)

(209) 725-2200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2005, upon the recommendation of its Compensation Committee, the Company’s Board of Directors accelerated the vesting of all unvested stock options outstanding under the Company’s 2002 Stock Option Plan, effective December 30, 2005. The acceleration included options held by directors and executive officers as well as employees.

The Board believes that it is in the best interests of the Company and its shareholders to accelerate the vesting of these options in order to reduce the impact of recording non-cash compensation expense upon the implementation of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R").  SFAS 123R will require all share-based payments to employees, including grants of employee stock options, to be recognized as compensation expense in the Company’s financial statements over the vesting period of each award, based on their fair values at the grant date.  SFAS 123R will become effective as to the Company beginning January 1, 2006.

Options covering 234,777 shares of the Company’s common stock are affected by this action. Based on the closing price of the Company’s stock on November 29, 2005, all of the accelerated options have economic value to the holder. The weighted average exercise price of the options is $23.78 and they are equal to approximately 2% of current shares outstanding.

As a result of the acceleration, based on the Company’s estimates, it expects to avoid recognition in the consolidated statements of income and comprehensive income of pre-tax compensation expense related to the options of approximately $724,000 in 2006, $426,000 in 2007, and $116,000 in 2008. The Company will report the avoided future compensation expense in its Annual Report on Form 10-K for the year ended December 31, 2005 as pro forma footnote disclosure, as permitted under the transition guidance provided by the Financial Accounting Standards Board under SFAS 123R.

The following table reflects the accelerated options held by the executive officers and directors of the Company whose compensation was set forth in the Summary Compensation Table in the Company’s proxy statement dated March 11, 2005, and for the Company’s non-employee directors:

Summary of Options Subject to Acceleration

Optionee	Options Accelerated	Weighted Avg. Exercise Price
Executive Officers
Thomas T. Hawker President/CEO/Director	19,054	$22.04
R. Dale McKinney EVP/Chief Financial Officer	11,180	$20.63
Michael T. Ryan EVP/Chief Administrative Officer	11,180	$20.59
Ed J. Rocha EVP/Chief Operating Officer	11,100	$21.52
John Incandela EVP/Chief Credit Officer	11,250	$25.83
Non-Employee Directors
Dorothy L. Bizzini	2,700	$21.06
Jerry E. Callister	2,700	$21.06
Gerald L. Tahajian	2,700	$21.06
John D. Fawcett	2,700	$21.06
Curtis A. Riggs	6,750	$24.06
G. Michael Graves	6,750	$24.06
Curtis R. Grant	1,350	$13.88
Tom A.L. Van Groningen	4,050	$20.08
David Bonnar	2,700	$19.88

Total	96,164	$22.01

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to risks and uncertainties and include information about possible or assumed future events. Many possible events or factors could affect the future financial results and performance of the company. This could cause results or performance to differ materially from those expressed in our forward-looking statements. Words such as “expects,” “anticipates,” ”believes,” “estimates,” “intends,” “plans,” “assumes,” “projects,” “predicts,” “forecasts,” and variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.

Readers should not rely solely on forward looking statements and should consider all uncertainties and risks discussed throughout this report, as well as those discussed in the Company’s 2004 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. These statements are representative only on the date on which they were made, and the Company undertakes no obligation to update any forward-looking statements.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.
Not Applicable

(b) Pro Forma Financial Information.
Not Applicable

(c) Exhibits
99.1  Copy of press release, dated November 29, 2005, issued by Capital Corp of the West.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Capital Corp of the West
------------------------------
(Registrant)

Dated: November 29, 2005	By /s/ David A. Curtis
David A. Curtis
Vice President and Controller